                                                                EXHIBIT 4(f)(41)


                                  ATTACHMENT 1
                           (AMENDING SCHEDULES A AND B
                                       TO
                               SECURITY AGREEMENT)


SCHEDULE A (AMENDMENTS ONLY)








SCHEDULE B (AMENDMENTS ONLY)

                                  ATTACHMENT 2
                        SCHEDULE D TO SECURITY AGREEMENT

                                 Pledged Shares


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                                                                           Pledged Shares as %
                                                                           of Total Shares       Total Shares
                                            Certificate   No. of Pledged   Issued and            Issued and
Issuer                        Owner         No.           Shares           Outstanding           Outstanding
----------------------------------------------------------------------------------------------------------------
Auto Funding America of       Company       1             1,000            100%                  1,000
Nevada, Inc.
----------------------------------------------------------------------------------------------------------------
Buyers Vehicle Protection     Company       1             1,000            100%                  1,000
Plan, Inc.
----------------------------------------------------------------------------------------------------------------
CAC Leasing, Inc.             Company       1             1,000            100%                  1,000
----------------------------------------------------------------------------------------------------------------
Vehicle Remarketing           Company       1             10               100%                  10
Services, Inc.
----------------------------------------------------------------------------------------------------------------
Credit Acceptance             Company       2             100,000          100%                  100,000
Corporation Life Insurance
Company
----------------------------------------------------------------------------------------------------------------
Credit Acceptance             Company       1             1,000            100%                  1,000
Corporation of Nevada, Inc.
----------------------------------------------------------------------------------------------------------------
Credit Acceptance             Company                     900              90%                   1,000
Corporation of South
Dakota, Inc.
----------------------------------------------------------------------------------------------------------------
Credit Acceptance             CAC                         100              10%                   1,000
Corporation of South          Reinsurance
Dakota, Inc.
----------------------------------------------------------------------------------------------------------------
T&C Subsidiary                Company                                      90%
----------------------------------------------------------------------------------------------------------------
T&C Subsidiary                CAC                                          10%
                              Reinsurance
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The entire Non-Specified
Interest of Company in the
Titling Subsidiary,
evidenced by Certificate
No. 1 under the Titling
Subsidiary Agreements
----------------------------------------------------------------------------------------------------------------